UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 15, 2016

SILVER BULL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

925 West Georgia Street, Suite 1908 Vancouver, B.C.		V6C 3L2
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	604-687-5800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.
(a)            Dismissal of Independent Registered Public Accounting Firm.
The Audit Committee (the “Audit Committee”) of the Board of Directors of Silver Bull Resources, Inc. (the “Company”) has completed a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2016.  As a result of this process, on February 15, 2016, the Audit Committee approved the engagement of Smythe LLP (“Smythe”) as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2016.  On February 16, 2016, the Company informed Smythe of the Audit Committee’s decision.  On February 16, 2016, the Company informed Hein & Associates LLP (“Hein”) that it was being dismissed as the Company’s independent registered public accounting firm.
The reports of Hein on the Company’s consolidated financial statements for the two most recent fiscal years ended October 31, 2015 and October 31, 2014 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of Hein on the Company’s consolidated financial statements for the fiscal year ended October 31, 2015 contained a paragraph stating as follows:
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses, and has a lack of sufficient working capital.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters also are discussed in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the Company’s two most recent fiscal years ended October 31, 2015 and October 31, 2014, and during the subsequent interim periods preceding Hein’s dismissal, there were (i) no disagreements with Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein, would have caused Hein to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.
The Company provided Hein with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (“SEC”) and requested that Hein furnish the Company with a letter addressed to the SEC stating whether or not Hein agrees with the above statements.  A copy of the letter from Hein dated February 16, 2016 is filed with this Current Report on Form 8-K as Exhibit 16.1.
(b)            Engagement of New Independent Registered Public Accounting Firm.
As set forth above, concurrent with the decision to dismiss Hein as the Company’s independent registered public accounting firm, the Audit Committee approved the engagement of Smythe as the Company’s new independent registered public accounting firm.  On February 16, 2016, Smythe confirmed that the acceptance process was complete, and the Company formally engaged Smythe as its independent registered public accounting firm.

During the Company’s two most recent fiscal years ended October 31, 2015 and October 31, 2014, and during the subsequent interim periods preceding Smythe’s engagement, neither the Company, nor anyone on its behalf, has consulted with Smythe regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Smythe concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Item 9.01	Financial Statements and Exhibits.
(d)            Exhibits.
Exhibit No.	Description
16.1	Letter of Hein & Associates LLP to the U.S. Securities and Exchange Commission, dated February 16, 2016, regarding statements included in this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 17, 2016

SILVER BULL RESOURCES, INC.

	By:	/s/ Sean Fallis
	Name:	Sean Fallis
	Title:	Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
16.1	Letter of Hein & Associates LLP to the U.S. Securities and Exchange Commission, dated February 16, 2016, regarding statements included in this Current Report on Form 8-K.